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                                                                     EXHIBIT 5.1

[BLAKE, CASSELS & GRAYDON LLP LOGO]                  Box 25, Commerce Court West
                                                     199 Bay Street
                                                     Toronto, Ontario, Canada
                                                     M5L 1A9

December 11, 2003

Capital Environmental Resource Inc.
1005 Skyview Drive
Burlington, Ontario
L7P 5B1

Dear Sirs:

         RE: REGISTRATION STATEMENT ON FORM F-3 RELATING TO 56,486,746 COMMON SHARES IN THE CAPITAL OF CAPITAL ENVIRONMENTAL RESOURCE INC.

                  Reference is made to the above-captioned Registration Statement on Form F-3 (the "REGISTRATION STATEMENT") filed by Capital Environmental Resource Inc. (the "COMPANY") on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, covering the resale to the public by certain shareholders of the Company of up to 56,486,746 common shares in the capital of the Company currently consisting of (i) 21,679,897 outstanding common shares in the capital of the Company (the "COMMON SHARES"), (ii) 28,146,333 Series 1 preferred shares in the capital of the Company (the "SERIES 1 PREFERRED SHARES") convertible into the same number of common shares in the capital of the Company upon shareholder approval, and
(iii) warrants (the "WARRANTS") to acquire 6,660,516 common shares in the capital of the Company.

                  We are Canadian corporate counsel to the Company and have been asked to furnish this letter in connection with the Registration Statement. In doing so, we have examined the minute books and such other corporate records of the Company as we have considered necessary or relevant for the purposes of the opinions set out below. We have also examined and relied upon originals or copies, certified or otherwise authenticated to our satisfaction, of all corporate records, documents, agreements or other instruments of the Company and have made all investigations of law and have discussed with the Company's officers all questions of fact that we have deemed necessary or appropriate.

                  For the purposes of this opinion, we have assumed, with respect to all documents examined by us, the genuineness and authenticity of all signatures (whether on originals or copies of documents), the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, telecopied or photocopied copies. We have relied exclusively upon the information provided by the Company with respect to the accuracy of the factual matters material to this opinion; while we have not performed any independent check or verification of the factual matters other than as set out in this opinion, nothing has come to our attention which leads us to believe the information provided by the Company is incorrect.


Toronto - Ottawa - Montreal* - Quebec City* - Calgary - Vancouver - London, U.K.
                  - Beijing *Associated firm: Lavery, de Billy


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[BLAKE, CASSELS & GRAYDON LLP LOGO]                                       Page 2



                  The opinions set out below are limited to the laws of the Province of Ontario and the laws of Canada applicable therein at the date hereof, and no opinion is expressed with respect to the laws of any other jurisdiction.

                  Based and relying on the foregoing and subject to the qualifications set forth herein, we are of the opinion that on the date hereof:

1. the Common Shares and the Series 1 Preferred Shares have been duly authorized and validly issued as fully paid and non-assessable; and

2.       the Warrants have been duly authorized and validly issued; and

3. all necessary corporate action has been taken by the Company such that, upon the conversion of the Series 1 Preferred Shares into common shares in the capital of the Company and upon the exercise of the Warrants to acquire common shares in the capital of the Company, such common shares when issued will be duly authorized and validly issued as fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Prospectus contained in the Registration Statement under the caption "Legal Matters".


                                                Yours truly,


                                                /s/ Blake, Cassels & Graydon LLP